Exhibit 99.1

Dave Reports Second Quarter 2022 Results

Achieves Record Quarterly Non-GAAP Operating Revenue and Monthly Transacting Members in Q2 2022

LOS ANGELES, CA – August 11, 2022 – Dave Inc. (Nasdaq: DAVE, DAVEW) (“Dave”), a banking app on a mission to build products that level the financial playing field, today reported its financial results for the second quarter ended June 30, 2022.

“We experienced strong second quarter 2022 results, with Non-GAAP operating revenue growth of 22.4% compared to the prior year period,” said Jason Wilk, Co-Founder and Chief Executive Officer of Dave. “We also experienced record high engagement in terms of average Monthly Transacting Members and Transactions Per Monthly Transacting Member and strong new user growth, adding 560,000 net new Members in Q2 2022. Dave is designed as the perfect banking solution for everyday Americans trying to navigate the current inflationary and waning stimulus environment. Additionally, our new ExtraCash value propositions around our $500 ExtraCash limits, Cash back and Instant spending capability with Dave Banking strengthens our position as the industry leader in overdraft. Following the success of our marketing initiatives this summer, we are shifting some near-term investment from new member growth to lifetime value growth in light of the current high cost of capital environment. With this shift, we anticipate we can still maintain strong growth while significantly de-risking our path to profitability without relying on raising additional equity capital.”

Second Quarter 2022 Highlights:

•	Added 560,000 Net New Members, bringing the total Members to approximately 7 million

•	1.54 million Monthly Transacting Members

•	4.5 Transactions Per Monthly Transacting Member

•	Non-GAAP operating revenues* of $47.0 million, compared to $38.4 million in the second quarter of 2021

•	Non-GAAP variable profit margin* of 39%, compared to 55% in the second quarter of 2021

•	28-day delinquency rate of 3.71%, a 75 basis point improvement compared to the second quarter of 2021

•	Adjusted EBITDA* loss of $28.5 million, compared to Adjusted EBITDA* loss of $4.5 million in the second quarter of 2021

•	$257.3 million of cash and cash equivalents, restricted cash, marketable securities and short-term investments as of June 30, 2022

*	See reconciliation of the non-GAAP measures at the end of the press release.

Fiscal Year 2022 Outlook:

The Company is revising its outlook for the year, and now expects the following for fiscal year 2022:

•	Non-GAAP operating revenues between $200 million and $215 million

•	Non-GAAP variable profit margin between 40% and 44%

Conference Call

Dave will host a conference call and webcast to discuss second quarter 2022 financial results and business operations updates today, Thursday, August 11, 2022, at 5:30 pm ET. Hosting the call will be Jason Wilk, Co-Founder and Chief Executive Officer, and Kyle Beilman, Chief Financial Officer. The conference call will be webcast live from the Company’s investor relations website at https://investors.dave.com/. A replay will be available on the investor relations website following the call.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and statements regarding Dave’s future performance and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to remediate material weaknesses in Dave’s internal controls over financial reporting and maintain an effective system of internal control over financial reporting; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on Dave’s business; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, non-GAAP operating revenues, non-GAAP operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Dave before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP operating revenues as operating revenues, net excluding direct loan origination costs and ATM fees. The Company defines and calculates non-GAAP operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, one-time Member account activation costs and non-recurring Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as non-GAAP operating revenues excluding non-GAAP operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of non-GAAP operating revenues.

These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the attached financial supplement for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and six months ended June 30, 2022 and 2021.

Dave defines Net New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account, net of the number of accounts deleted by Members or closed by the Company in the same period. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period. Transactions Per Monthly Transacting Member measures the average number of transactions initiated per Monthly Transacting Member in each month, measured as the average of a given period.

About Dave

Dave is a banking app on a mission to build products that level the financial playing field. Dave’s financial tools, including its debit card and spending account, help millions of customers bank, budget, avoid overdraft fees, find work and build credit. For more information, visit www.dave.com.

Dave

Media

press@dave.com

Investors

DaveIR@icrinc.com

DAVE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions)
(unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues:
Service based revenue, net	$43.0	$34.4	$82.3	$66.8
Transaction based revenue, net	2.8	2.8	6.1	4.9

Total operating revenues, net	45.8	37.2	88.4	71.7
Operating expenses:
Provision for unrecoverable advances	13.9	7.4	27.6	10.9
Processing and servicing fees	7.6	5.5	14.1	10.7
Advertising and marketing	20.8	11.9	33.0	25.9
Compensation and benefits	39.1	9.9	57.0	19.3
Other operating expenses	17.4	8.8	32.3	21.5

Total operating expenses	98.8	43.5	164.0	88.3

Other expenses (income):
Interest expense, net	1.6	0.4	3.2	0.6
Legal settlement and litigation expenses	—	0.2	—	0.6
Other strategic financing and transactional expenses	1.9	0.1	2.8	0.2
Gain on extinguishment of liability	(4.3)	—	(4.3)	—
Changes in fair value of earnout liabilities	(7.6)	—	(9.6)	—
Changes in fair value of derivative asset on loans to stockholders	—	(6.9)	5.6	(24.0)
Changes in fair value of warrant liabilities	(17.5)	0.7	(13.5)	2.9

Total other income, net	(25.9)	(5.5)	(15.8)	(19.7)

Net (loss) income before provision for income taxes	(27.1)	(0.8)	(59.8)	3.1

Provision for income taxes	—	0.1	0.1	—

Net (loss) income	$(27.1)	$(0.9)	$(59.9)	$3.1

DAVE INC. AND SUBSIDIARIES
RECONCILIATION OF OPERATING REVENUES, NET TO NON-GAAP OPERATING REVENUES
(in millions)
(unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues, net	$45.8	$37.2	$88.4	$71.7
ExtraCash origination and ATM-related fees	1.2	1.2	2.3	2.2

Non-GAAP operating revenues	$47.0	$38.4	$90.7	$73.9

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in millions)
(unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses	$98.8	$43.5	$164.0	$88.3
Non-variable operating expenses	(70.3)	(26.4)	(109.6)	(58.3)

Non-GAAP operating expenses	$28.5	$17.1	$54.4	$30.0

CALCULATION OF NON-GAAP VARIABLE PROFIT
(in millions)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP operating revenues	$47.0	$38.4	$90.7	$73.9
Non-GAAP operating expenses	(28.5)	(17.1)	(54.4)	(30.0)

Non-GAAP variable profit	$18.5	$21.3	$36.3	$43.9

Non-GAAP variable profit margin	39%	55%	40%	59%

DAVE INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(in millions)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income	$(27.1)	$(0.9)	$(59.9)	$3.1
Interest expense, net	1.6	0.4	3.2	0.6
Provision for income taxes	—	0.1	0.1	—
Depreciation and amortization	1.6	0.7	2.7	1.3
Stock-based compensation	22.9	1.1	26.0	2.8
Legal settlement and litigation expenses	—	0.2	—	0.6
Other strategic financing and transactional expenses	1.9	0.1	2.8	0.2
Gain on extinguishment of liability	(4.3)	—	(4.3)	—
Changes in fair value of earnout liabilities	(7.6)	—	(9.6)	—
Changes in fair value of derivative asset on loans to stockholders	—	(6.9)	5.6	(24.0)
Changes in fair value of warrant liabilities	(17.5)	0.7	(13.5)	2.9

Adjusted EBITDA	$(28.5)	$(4.5)	$(46.9)	$(12.5)

DAVE INC. AND SUBSIDIARIES
LIQUIDITY AND CAPITAL RESOURCES
(in millions)
(unaudited)

	June 30,	December 31,
	2022	2021
Cash, cash equivalents and restricted cash	$26.8	$32.4
Marketable securities	36.1	8.2
Short-term investments	194.4	—
Working capital	288.2	31.6
Total stockholders’ equity	163.3	38.7